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                                                                   Exhibit 10.14

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.

                          GEOCITIES AFFILIATES PROGRAM
                         LICENSE AND SERVICES AGREEMENT

This License and Services Agreement ("Agreement") is entered into by and between GeoCities ("GeoCities"), located at 4499 Glencoe Avenue, Marina del Rey, CA 90292, and Be Free, Inc. ("Be Free"), located at 201 Boston Post Road West, Marlborough, MA 01752, effective as of January 13, 1999 ("Effective Date").

1. CERTAIN DEFINITIONS.

"Affiliate(s)" means an individual or legal entity that (a) has a personal Web site hosted by any Web-based community, Internet service provider or Web hosting service provider either at no charge or for a nominal fee, and (b) has entered into an agreement pertaining to membership in the GeoCities Affiliates Program.

"Be Free Behavioral Targeting Technology" means Be Free's proprietary technology for compiling Visitors' historical behavioral profiles, which profiles may be used in selecting advertising or promotion strategies designed to maximize Visitor purchases on the Internet.

"GeoCities Affiliates Program" means a network of participating Affiliates and Merchants which: (a) enables Affiliates to generate hypertext links ("Affiliate Links") from such Affiliate's Web pages (each, an "Affiliate Page") to participating Merchant Sites, (b) encourages Visitors to interact with such Merchant Sites including, without limitation, making purchases and accessing content on the Merchant Sites, and (c) enables Affiliates to receive compensation.

"GeoCities Data" means any and all information or data delivered to Be Free by GeoCities in connection with the GeoCities Affiliates Program concerning GeoCities members, Affiliates and/or Merchants.

"Deliverable(s)" means the Licensed Materials and the elements or functionality described in Exhibit A.
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"Existing Program" means an affiliates program (other than the GeoCities
Affiliates Program): established and operated by or on behalf of a merchant prior to integration of the merchant into the GeoCities Affiliates Program.

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